Exhibit 15.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-272757 on Form S-8 and Registration Statement No. 333-290069 on Form F-3 of our reports dated April 24, 2026, relating to the financial statements of Hesai Group and the effectiveness of Hesai Group’s internal control over financial reporting, appearing in this Annual Report on Form 20-F for the year ended December 31, 2025.

/s/ Deloitte Touche Tohmatsu Certified Public Accountants LLP

Shanghai, the People’s Republic of China
April 24, 2026